Your Vote Counts! SI-BONE, INC. 471 EL CAMINO REAL, SUITE 101 SANTA CLARA, CALIFORNIA 95050 SI-BONE, INC. 2026 Annual Meeting Vote by June 3, 2026 8:59 p.m., Pacific Time You invested in SI-BONE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 4, 2026. Vote Virtually at the Meeting* June 4, 2026 8:00 a.m., Pacific Time Virtually at: www.virtualshareholdermeeting.com/SIBN2026 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V89992-P47167 Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V89993-P47167 1. Election of Directors Nominees: 1a. Jeffrey W. Dunn For 1b. John G. Freund, M.D. For 2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as SI-BONE, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2026. For 3. Advisory vote to approve executive compensation "Say-on-Pay". For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.